UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2024

Abercrombie & Fitch Co.
(Exact name of registrant as specified in its charter)

Delaware						1-12107	31-1469076
(State or other jurisdiction of incorporation or organization)						(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path	,	New Albany	,	Ohio			43054
(Address of principal executive offices)							(Zip Code)

Registrant’s telephone number, including area code					(614)	283-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	ANF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                        Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Financial Officer and Principal Accounting Officer

On November 20, 2024 (the “Effective Date”), the Board of Directors (the “Board”) of Abercrombie & Fitch Co. (the “Company”) appointed (i) Robert Ball as the Company’s Senior Vice President and Chief Financial Officer and (ii) Joseph Frericks, the Company’s Group Vice President, Corporate Controller, as the Company’s principal accounting officer, in each case effective as of the Effective Date.

Mr. Ball, age 45, previously served as the Company’s Senior Vice President of Corporate Finance, Investor Relations, and Treasury, a role he held since 2023. Mr. Ball joined the Company in 2003 and has held several finance leadership positions with the Company, including, among others, Group Vice President, Corporate Finance and Transformation Management Office (from 2022 to 2023), Group Vice President, Corporate Finance (from 2021 to 2022), Vice President, Corporate Finance (from 2018 to 2021), and Chief Financial Officer of the Abercrombie & Fitch and abercrombie kids brands (from 2014 to 2018). Prior to that, he held roles of increasing responsibility in the finance department, including roles in financial reporting, financial planning and analysis, and real estate accounting. Before joining the Company in 2003, Mr. Ball started his career as a financial advisor at Merrill Lynch. Mr. Ball holds a degree in Business Administration, Finance and Accountancy from the University of Michigan.

Mr. Frericks, age 47, has over 25 years of experience, most recently serving as the Company’s Group Vice President, Finance and Corporate Controller (since 2021) and as the Company’s Vice President, Finance and Corporate Controller (from 2015 to 2021). Prior to joining the Company in 2015, Mr. Frericks served in roles of increasing responsibility at Ernst & Young LLP (from 1999 to 2015). Mr. Frericks holds a degree in Business Administration, Accountancy from the University of Notre Dame.

There are no arrangements or understandings between Mr. Ball or Mr. Frericks and any other persons pursuant to which either Mr. Ball or Mr. Frericks was appointed as an officer of the Company. There are no family relationships between either Mr. Ball or Mr. Frericks and any director or executive officer of the Company. Neither Mr. Ball nor Mr. Frericks has any direct or indirect material interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with the above, as of the Effective Date, Scott Lipesky ceased to serve as the Company’s Chief Financial Officer, principal financial officer, and principal accounting officer. Following the Effective Date, Mr. Lipesky will continue to serve as the Company’s Executive Vice President and Chief Operating Officer.

Chief Financial Officer Compensation

In connection with his appointment as Chief Financial Officer, the Board’s Compensation and Human Capital Committee (the “Compensation Committee”) approved certain material changes to Mr. Ball’s compensation. Starting with the Company’s next full pay period following the Effective Date, Mr. Ball will receive an annual base salary of $500,000, and starting with the Company’s fiscal year ending January 31, 2026 (“Fiscal 2025”), his target incentive opportunity under the Company’s Short-Term Cash Incentive Plan will be 60% of his annual base salary, with a maximum incentive opportunity of 120% of his annual base salary.

Subject to satisfactory performance and continued employment by Mr. Ball with the Company, management of the Company will recommend to the Compensation Committee that Mr. Ball receive an annual equity award with a grant date fair value of approximately $750,000 for Fiscal 2025 (the “Fiscal 2025 Equity Grant”). The vesting schedule, type of award, and other terms and conditions of the Fiscal 2025 Equity Grant will be consistent with the Fiscal 2025 grants made to the other members of the Company’s executive team. Mr. Ball is also eligible to participate in the Company’s benefit programs.

Furthermore, as of the Effective Date, Abercrombie & Fitch Management Co., a subsidiary of the Company, entered into the Company’s standard form of executive severance agreement with Mr. Ball (the “Executive Severance Agreement”).

The term of the Executive Severance Agreement began on the Effective Date and will continue until terminated by either party in accordance with the terms thereof. If a change of control (as defined in the Executive Severance Agreement) were to occur during the original term, the term of the Executive Severance Agreement would extend until the 18-month anniversary date of such change of control.

The Executive Severance Agreement includes certain customary restrictive covenants on Mr. Ball, including non-competition, non-solicitation, non-disparagement, and confidentiality covenants. The non-competition covenant prohibits Mr. Ball from engaging in certain activities with identified competitors of the Company during his employment and for a period of 12 months after the termination of his employment. The non-solicitation covenant prohibits Mr. Ball from engaging in certain solicitation activities during his employment and for a period of 24 months after the termination of his employment.

Under the Executive Severance Agreement, Mr. Ball will be entitled to the following:

•If Mr. Ball’s employment were to terminate during the term, the Company would, in all cases, pay to him all accrued but unpaid compensation earned by him through the date of his termination.

•If Mr. Ball’s employment were to be terminated by the Company without “cause” (as defined in the Executive Severance Agreement), other than as a result of his death or disability, or by Mr. Ball for “good reason” (as defined in the Executive Severance Agreement) during the term (other than during the three months prior to, or the 18 months following, a change of control of the Company) and he were to execute a release of claims acceptable to the Company:

•the Company would continue to pay his base salary in bi-weekly installments for 18 months following the termination date;

•the Company would pay him, at the time specified in the Executive Severance Agreement and subject to the approval of the Compensation Committee, a pro-rated portion of his bonus under the short-term cash bonus plan of the Company in which he was eligible to participate in the year of his termination date, based on the actual performance during the applicable bonus period (as defined in the Executive Severance Agreement) and the number of days in such bonus period that elapse prior to the termination date;

•the Company would reimburse him during the 18 months following the termination date for 100% of the monthly premium costs of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), subject to his election of such coverage and satisfaction of the additional eligibility requirements set forth in the Executive Severance Agreement; and

•any outstanding equity awards held by Mr. Ball would vest (if at all) in accordance with the terms of the applicable award agreements.

•If Mr. Ball’s employment were to be terminated by the Company without cause (other than as a result of his death or disability) or by him for good reason during the three months prior to, or the 18 months following, a change of control of the Company and he were to execute a release of claims acceptable to the Company:

•the Company would pay him, at the time specified in the Executive Severance Agreement, a lump-sum amount equal to 18 months of his base salary;

•the Company would pay him, at the time specified in the Executive Severance Agreement, a lump-sum payment in an amount equal to 1.5 times his target bonus opportunity under the Company’s short-term cash bonus plan in which he was eligible to participate in respect of the Company’s fiscal year in which the termination date occurred;

•the Company would reimburse him for a period of 18 months following the termination date for 100% of the monthly premium costs of continuation coverage under COBRA, subject to his election of such coverage and satisfaction of the additional eligibility requirements set forth in the Executive Severance Agreement; and

•any outstanding equity awards held by Mr. Ball would vest (if at all) in accordance with the terms of the applicable award agreements.

•If Mr. Ball’s employment were to be terminated by reason of his disability, he would be entitled to receive any benefits available under the Company’s long-term disability plan (if any). If his employment were to be terminated by the Company for cause, by him without good reason, or by reason of his death or disability, any outstanding equity awards held by him would vest (if at all) in accordance with the terms of the applicable award agreements.

Mr. Ball also entered into the Company’s standard indemnification agreement (the “Indemnification Agreement”), pursuant to which the Company may be required, among other things, to indemnify Mr. Ball for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in certain actions or proceedings arising out of his services as an officer of the Company.

The foregoing summaries of the Executive Severance Agreement and the Indemnification Agreement are qualified in their entireties by reference to the complete texts of the form of Executive Severance Agreement and the form of Indemnification Agreement, respectively. The Company intends to file a copy of the form of Executive Severance Agreement with the Company’s Quarterly Report on Form 10-Q for period ending November 2, 2024. A copy of the form of Indemnification Agreement is filed as Exhibit 10.31 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2024.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Effective Date, the Board adopted the following amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”), effective as of the Effective Date:

•Section 1.09 of the Bylaws has been amended to revise and clarify the scope of certain procedures and disclosure requirements set forth in the advance notice provisions for stockholder submissions of proposals regarding other business at annual meetings of stockholders (other than proposals made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended) (“Stockholder Proposals”), including by providing definitions of certain terms to provide additional clarification regarding the background information and disclosures required by proposing stockholders and any Stockholder Associated Person (as defined in the Bylaws) (the “Required Background Information and Disclosures”).

•Section 1.10(E) was added to provide that any stockholder soliciting proxies from other stockholders must use a proxy card color other than white, which will be reserved for the exclusive use by the Board.

•Section 2.04 of the Bylaws has been amended to revise and clarify the scope of certain procedures and disclosure requirements set forth in the advance notice provisions for stockholder nominations of directors (“Stockholder Nominations”), including by revising such provisions to include a cross-reference to Section 1.09 of the Bylaws to ensure that the Required Background Information and Disclosures is consistent for Stockholder Proposals and Stockholder Nominations.

•Section 7.01 of the Bylaws has been amended to provide for the optionality for the issuance of uncertificated shares.

The Bylaws, as amended, also incorporate certain clarifying, ministerial, non-substantive, and conforming changes.

The foregoing description of the amendments to the Bylaws is a summary and is qualified in its entirety by reference to the full text of the Bylaws as adopted by the Board on November 20, 2024, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) through (c) Not applicable

(d) Exhibits:

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Abercrombie & Fitch Co., effective as of November 20, 2024
99.1	News release issued by Abercrombie & Fitch Co. on November 26, 2024

104	Cover Page Interactive Data File - the cover page Inline XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abercrombie & Fitch Co.

Dated:	November 26, 2024	By:	/s/ Gregory J. Henchel
Gregory J. Henchel
Executive Vice President, General Counsel and Corporate Secretary